THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ("ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS DEBENTURE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO RICKS CABARET INTERNATIONAL, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO RICKS CABARET INTERNATIONAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.


CERTIFICATE  -RCI-C.D.  NO.  100


                             CONVERTIBLE  DEBENTURE
                                       OF
                        RICKS CABARET INTERNATIONAL, INC.

     FOR VALUE RECEIVED, RICKS CABARET INTERNATIONAL, INC., a Texas corporation with its principal office located at 3113 Bering, Houston, Texas 77056 (the "Company"), unconditionally promises to pay to Ralph McElroy, whose address is 1211 Choquette, Austin, Texas, 78757, or the registered assignee, upon presentation of this Debenture (the "Debenture") by the registered holder hereof ("Registered Holder") at the office of the Company, the principal sum of $366,000, together with the accrued and unpaid interest thereon and other sums as hereinafter provided.

     1.     INTEREST.  Interest  on  the  principal amount outstanding hereunder
            --------
shall be paid monthly, in arrears, at the rate of twelve percent (12%) per annum from the date of issuance commencing with the first monthly payment due September 1, 1998 and monthly payments thereafter due on the first day of each successive month ("Interest Payment Date"), to the person in whose name(s) such Debenture is registered at the close of business on the 15th day immediately preceding such Interest Payment Date (the "Record Date").

     2.     MATURITY.  The  principal  amount of this Debenture and all interest
            --------
accrued thereon but not yet paid shall become immediately due and payable on the date (the "Maturity Date") on which the first event specified below occurs:

     a. The Company in its sole discretion chooses to redeem all outstanding Debentures in accordance with Section 4 hereof; or

     b.     July  31,  2004.

     3.     PAYMENT.  Payment  of  any sums due to the Holder under the terms of
            -------
this Debenture shall be made in United States Dollars by check or wire transfer at the option of the Company. Payment shall be made to any account or address designated by the Holder any time prior to any payment due hereunder. If any payment hereunder would otherwise become due and payable on a day on which banks are closed or permitted to be closed in Houston, Texas, such payment shall become due and payable on the next succeeding day on which banks are open and not permitted to be closed in Houston, Texas ("Business Day"). The Company may prepay all or any part of the principal of this Debenture before maturity without penalty, and interest shall immediately cease to accrue on any amount so prepaid.

     4.     COMPANY'S  OPTION  TO  REDEEM.  The  Debenture  will  be  subject to
            -----------------------------
redemption at the option of the Company, in whole or in part, at 100% of the principal face amount of the Debenture redeemed plus any accrued and unpaid interest on the redemption date, at any time and from time to time, upon not less than 30 nor more than 60 days notice, if the Closing Price of the common stock of the Company shall have equalled or exceeded $8.50 per share of common stock for ten (10) consecutive trading days. The Closing Price on a given date shall equal either (i) the average of the high and low bid prices of the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System on such date; or (ii) if the Common Stock is then listed on a national securities exchange or the national market system of the over-the-counter market, the closing price of the Common Stock on such exchange on such date.

      Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at the Holder's registered address. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed, the date fixed for redemption and the redemption price at which the Debentures are to be redeemed. A new Debenture in the principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder upon cancellation of the original Debenture. After the redemption date, unless the Company shall default in the payment of the redemption price, interest will cease to accrue on Debentures or portions thereof called for redemption.

     5.     SECURITY.  This Debenture is secured by a Deed of Trust and Security
            --------
Agreement on certain real estate as set forth therein, a copy of which is attached hereto as Exhibit "A".

     6.     CONVERSION  RIGHTS.
            ------------------

     (a) The Holder of this Debenture will have the right, at the Holder's option, to convert any portion of the principal amount hereof and/or the accrued and unpaid interest hereon, into shares of Common Stock at any time prior to maturity (unless earlier redeemed) at the Conversion Price of $2.75 per share (subject to adjustment as described below). The right to convert a Debenture and the accrued and unpaid interest thereon called for redemption will terminate at the close of business on the business day prior to the redemption date for such Debenture, unless the Company subsequently fails to pay the applicable redemption price.

     The Holder of this Debenture shall be entitled to convert all or any portion of the principal face amount of the Debenture plus the accrued and unpaid interest thereon into shares of Common Stock by (i) giving written notice to the Company that such Holder elects to convert into Common Stock, (ii) stating in such written notice the denominations in which such Holder wishes the certificate or certificates for Common Stock to be issued and (iii) surrendering this Debenture to the Company. The Company will, as soon as practicable thereafter, cause to be issued and delivered to such Holder certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid and, if necessary, a new Debenture representing any unconverted portion of this Debenture. The Company shall not issue fractional shares of Common Stock upon conversion, but the number of shares of Common Stock to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining principal amount in cash.

     (b) In the case of any Debenture which has been mandatorily or voluntarily converted after any Record Date, but on or before the next Interest Payment Date, the interest due on such Interest Payment Date, shall be payable on such Interest Payment Date notwithstanding such conversion. The interest shall be paid in cash on the Interest Payment Date, unless prior thereto the Holder elects by written notice to the Company to convert such interest into shares of Common Stock at the conversion price of $2.75 per share.

     (c) In case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Debenture then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Debenture and the accrued and unpaid interest thereon was convertible immediately prior thereto, after giving effect to any adjustment event.

     (d) The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Debenture, the full number of shares of Common Stock deliverable upon the conversion of the Debenture from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Texas, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Debenture.

     7.     CONVERSION  RATE  OF THE DEBENTURES.  In the event the Company shall
            -----------------------------------
(i) subdivide outstanding shares of the Company's Common Stock into a greater number of shares, (ii) combine outstanding shares of the Company's Common Stock into a smaller number of shares, or (iii) issue by reclassification of shares of the Company's Common Stock, the exchange rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Debenture thereafter surrendered in exchange shall be entitled to receive the number and kind of shares of Common Stock (in addition to any cash or portion thereto) which he would have owned or have been entitled to receive after the happening of any of the events described above had such Debenture been exchanged immediately prior to the effective date of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective immediately after the close of business on the effective date in case of the events listed above. No adjustment is to be made on conversion of any Debenture for interest accrued thereon during the period commencing on the date after the last interest payment or for any dividends on the Common Stock issued prior to exercise of the Holder's conversion right.

     8.     EVENTS  OF DEFAULTS AND REMEDIES.  The following are deemed to be an
            --------------------------------
event of default ("Event of Default") hereunder: (i) the failure by the Company to pay any installment of interest on the Debenture as and when due and payable and the continuance of any such failure for 10 days, (ii) the failure by the Company to pay all or any part of the principal on the Debenture when and as the same become due and payable at maturity, by acceleration or otherwise, (iii) the failure of the Company to perform any conversion of Debentures required under the Debenture and the continuance of any such failure for 10 days, (iv) the failure by the Company to observe or perform any other covenant or agreement contained in the Debenture and the continuance of such failure for a period of 10 days after the written notice is given to the Company by the Holders, (v) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; or (vi) a default in the payment of principal or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of maturity of any indebtedness for borrowed money of the Company with an aggregate principal amount in excess of $1,000,000 and (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $1,000,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) above with respect to the Company), then in every such case, unless the principal or all of the Debentures shall have already become due and payable, the Holders of the Debentures then outstanding, by notice in writing to the Company (an "Acceleration Notice"), may declare all principal and accrued and unpaid interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) above occurs with respect to the Company, all principal and accrued and unpaid interest thereon will be immediately due and payable on all outstanding Debentures without any declaration or other act on the part of the Holder. The Holder is authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal and interest on the Debentures which have become due solely by such acceleration, have been cured or waived.

     9.     LIMITATION  ON  MERGER, SALE OR CONSOLIDATION.  The Company may not,
            ---------------------------------------------
directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either
(a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation or limited liability company organized under the laws of any state of the United States and expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Debentures.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Debenture with the same effect as if such successor corporation or limited liability company had been named therein as the Company, and the Company will be released from its obligations under the Debentures, except as to any obligations that arise from or as a result of such transaction.

     10.     REGISTRATION  RIGHTS.
             ---------------------

          (a) In the event that the Company files a Registration Statement to register shares of its Common Stock with the Securities and Exchange Commission ("SEC") on Form S-3 or other similar form (except for Form S-8 or Form S-4) than the Company will undertake to use its best efforts to register for resale from time to time by the Holder all of the shares into which the Debenture may be converted under the same Registration Statement. The Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act of 1933, as amended (the "Act") as promptly as is practicable and to keep the Registration Statement continuously effective under the Act for a period of the earlier of (i) two years from the effective date or (ii) until all of the shares which were registered for resale have been sold.

          (b) From time to time, the Company shall prepare and file with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or any other required document, so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the securities being sold thereunder, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provide the Holder copies of any documents filed in such numbers as the Holder shall reasonably request; and inform the Holder that the Company has complied with its obligations and that the Registration Statement and related Prospectus may be used for the purpose of selling all or any of such securities (or that, if the

Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Holder to that effect, will use its best efforts to secure promptly the effectiveness of such post-effective amendment and will immediately so notify the Holder when the amendment has become effective).

     11.     NO  PERSONAL  LIABILITY  OF  SHAREHOLDERS, OFFICERS, DIRECTORS.  No
             --------------------------------------------------------------
recourse shall be had for the payment of the principal or the interest on this Debenture, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Debenture supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

     12.     LISTING OF REGISTERED HOLDER OF DEBENTURES.  This Debenture will be
             ------------------------------------------
registered as to principal in the Holder's name on the books of the Company at its principal office in Houston, Texas, after which no transfer hereof shall be valid unless made on the Company's books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

     13.     GOVERNING  LAW;  CONSENT  TO JURISDICTION.  This Debenture shall be
             -----------------------------------------
governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof.

     14.     AMENDMENT  AND  WAIVER.  Any waiver or amendment hereto shall be in
             ----------------------
writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

     15.     RESTRICTIONS  AGAINST  TRANSFER  OR  ASSIGNMENT.
             -----------------------------------------------

     (a) This Debenture may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the registered Holder hereof, in whole or in part, unless and until either (i) the Debenture has been duly and effectively registered for resale under the Act and under any then applicable state securities laws; or (ii) the registered Holder delivers to the Company a written opinion acceptable to its counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. The Company has the absolute right, in its sole discretion, to approve or disapprove such transfer. Any transfer otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Debenture for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Debenture or Debentures will be issued to the transferee in exchange therefor. The transferee of this Debenture shall be bound by the provisions of this Debenture. The register of the transfer of this Debenture shall occur upon the delivery of this Debenture, endorsed by the registered Holder or his duly authorized attorney, signature guaranteed, to the Company or its transfer agent. Each Debenture instrument issued upon the transfer of this Debenture shall have the restrictive legend contained herein conspicuously imprinted on it.

     (b) In the event the Company successfully effects registration of the Common Stock into which this Debenture is convertible, the Company may stop or prevent the transfer of such Common Stock for a period not to exceed 60 days in the event the Company files a registration statement for the sale of its securities, and for an indefinite period of time if the Company, in its sole discretion, believes that such security holder has material non-public information.

     16.     ENTIRE  AGREEMENT; HEADINGS.  This Debenture constitutes the entire
             ---------------------------
agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Debenture.

     17.     NOTICES.  All  notices and other communications provided for herein
             -------
shall be in writing and shall be deemed to have been duly given if delivered personally, transmitted by facsimile transmission (fax) or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)     If  to  the  Company,  to  it  at  the  following  address:

                                   3113 Bering
                              Houston, Texas 77056
                              Attn: Robert Watters
                                (fax) 713-785-2593

     (b) If to registered Holder, then to the address listed on the front of this Debenture, unless changed, by notice in writing as provided for herein.

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

     IN WITNESS WHEREOF, Rick's Cabaret International, Inc. has caused this Debenture to be duly executed in its corporate name by the manual signature of its President, and a facsimile of its corporate seal to be impressed, imprinted or engraved hereon, attested by the manual signature of its Secretary.
Dated:     August  11,  1998.

                              RICK'S  CABARET  INTERNATIONAL,  INC.


                              /s/ Robert Watters
                              -----------------------------------------
                              Robert  Watters,
                              President  and  Chief  Executive  Officer